UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2017

BCB Bancorp, Inc.
(Exact Name of Registrant as Specified in its charter)

New Jersey	0-50275	26-0065262
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

104-110 Avenue C, Bayonne, New Jersey 07002
Address of principal executive offices

(201) 823-0700
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                                                             Emerging growth company            □
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Employment Agreement with Thomas Keating.  On June 22, 2017, BCB Community Bank (the "Bank"), the wholly-owned subsidiary of BCB Bancorp, Inc. (the "Company"), entered into an employment agreement with Thomas Keating (the "Agreement") for a term of one year, commencing as of July 1, 2017.  Under the Agreement, Mr. Keating will serve as Chief Financial Officer of the Bank.  The Agreement provides Mr. Keating with a base salary of $237,600, plus a discretionary performance bonus up to 50% of his base salary. In addition, Mr. Keating is entitled to participate in the employee benefit plans offered by the Bank, and will be reimbursed for business expenses incurred.

In the event of Mr. Keating's involuntary termination of employment for reasons other than cause, disability or death, Mr. Keating will receive: (i) a lump sum severance payment equal to his annual base salary; and (ii) continued life insurance coverage and non-taxable medical and dental insurance coverage that will cease upon the earlier of (A) the end of the term of the Agreement or (B) the date on which substantially comparable coverage is made available to Mr. Keating through his subsequent employment.

Upon the occurrence of a change in control of the Company or the Bank, Mr. Keating will receive a lump sum payment equal to his annual base salary, which would be paid in lieu of the cash severance payment described above.  However, the change in control payment would be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code.

The foregoing description is qualified in its entirety by reference to the Agreement that is attached hereto as Exhibit 10.1, and is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.  Not applicable.
(b) Pro Forma Financial Information.  Not applicable.
(c) Shell Company Transactions.  Not applicable.
(d) Exhibits.

Exhibit Number	Description
Exhibit 10.1	Employment Agreement between BCB Community Bank and Thomas Keating dated June 22, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCB BANCORP, INC.
DATE: June 28, 2017	By:	/s/ Thomas Coughlin
Thomas Coughlin
President/CEO
(Duly Authorized Representative)